                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated February
17, 2006 in the Registration Statement of Equity Opportunity Trust, Value Select
Ten Series 2006B.

                                                         /s/ ERNST & YOUNG LLP
                                                         ---------------------
                                                             ERNST & YOUNG LLP

New York, New York
February 17, 2006